exhibit 99

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                              FONAR CORPORATION
                                       *
For    Immediate   Release                         FONAR Corporation NASDAQ-FONR

Contact:    Daniel  Culver                         110       Marcus        Drive
Director of Communications                         Melville,   New  York   11747
Web site:    www.fonar.com                         Telephone:   (631)   694-2929
Email:  investor@fonar.com                         Fax Number:  (631)   390-1709
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       FONAR ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER OF FISCAL 2011
                         AS INCOME AND REVENUES ADVANCE

MELVILLE, NEW YORK, November 19, 2010 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning(TM), today announced its earnings for the first quarter of fiscal 2011, ending September 30, 2010.

Income from operations for the quarter ending September 30, 2010 was $435,000 as compared to a loss of $1,422,000 for the same period one year earlier, ending September 30, 2009. FONAR has had income from operations for three quarters in a row.

Net income for the first quarter of fiscal 2011 ending September 30, 2010 was $385,000 as compared to a net loss of $1.7 million for the same quarter one year earlier ending September 30, 2009.

Total net revenues for the quarter ending September 30, 2010 increased 16% to $8.7 million as compared to the one year earlier to the quarter ending September 30, 2009, when net revenues were $7.5 million.

Within the revenue category, the management and other fees segment (management of diagnostic imaging centers segment) increased 30% from $2.5 million for the three-month period ending September 30, 2009, to $3.3 million for the three-month period ending September 30, 2010. Total costs related to the management and other fees segment increased just 1%, from $2.0 million for the three-month period ending September 30, 2009, to $2.1 million for the three-month period ending September 30, 2010.

The service and repair net fees were at $2.7 million, for the three-month period ending September 30, 2010, as compared to the three-month period ending September 30, 2009, one year earlier, when revenues were $2.8 million.

Total product sales (FONAR UPRIGHT(R) Multi-Position(TM) MRI scanners) increased 70% from $1.6 million for the three-month period ending September 30, 2009, to $2.7 million for the three-month period ending September 30, 2010.

At the end of the first fiscal quarter of fiscal 2011 ending September 30, 2010, total current assets were $15.3 million, total assets were $22.0 million, total current liabilities were $25.0 million, total long-term liabilities were $2.2 million, and total cash, cash equivalents and marketable securities were $1.3 million.

Worldwide 147 FONAR UPRIGHT(R) Multi-Position(TM) MRI units have been installed as of September 30, 2010.

Commenting on the results of the first quarter of fiscal 2011, Raymond Damadian, M.D., president and chairman of FONAR said, "We are delighted to be able to show rising income for the first quarter of fiscal 2011. This has largely been done by cutting costs. Important savings have been made by reducing our Selling, General and Administrative expenses and our Research and Development expenses. In fact, these two categories have been reduced 31% when comparing the most recent fiscal quarter ending September 30, 2010 with the first quarter of fiscal 2010 ending September 30, 2009."

"I am also pleased to announce that during the most recent fiscal quarter, FONAR has installed its first UPRIGHT(R) Multi-Position(TM) MRI in Africa and Australia making FONAR a true global participant in the MRI world," added Dr. Damadian. We have installed 14 of our nearly 150 FONAR UPRIGHT(R) Multi-Position(TM) MRI scanners outside of the United States."

HIGHLIGHTS OF THE FIRST QUARTER OF FISCAL 2011

The peer-reviewed, medical journal "Brain Injury," in its July, 2010 edition, published a very significant study of 1200 neck pain patients comparing the FONAR UPRIGHT(R) Multi-Position(TM) MRI to a conventional recumbent MRI and the ability to diagnose whiplash trauma from a motor vehicle accident. The title of the article is: `A case-control study of cerebellar tonsillar ectopia (Chiari) and head/neck trauma (whiplash).'

The 1200 neck pain patients were divided into 4 groups, consisting of 2 control neck pain groups that did not experience whiplash trauma and 2 neck pain groups that did. The radiologists who read the study images were blinded as to which images were the patient images and which were the control images. The patients were examined in both the upright and recumbent positions. The recumbent MRI images were obtained in a conventional recumbent MRI and the upright images were obtained in the FONAR UPRIGHT(R) Multi-Position(TM)MRI.

The study, as presented in "Brain Injury," showed that the `fallen' cerebellar tonsillar ectopia (CTE) caused by motor vehicle whiplash injuries was being missed 60% of the time when the patient was scanned laying down in a conventional recumbent-only MRI. The study reported that the whiplash injuries were found when scanned upright in the FONAR UPRIGHT(R) Multi-Position(TM) MRI. As a result of this study, the medical evidence indicates that the `fallen' cerebellar tonsillar ectopias of a whiplash injury patient can now be reliably visualized by using the FONAR UPRIGHT(R) Multi-Position(TM) MRI.

For more details, visit: (www.fonar.com/news/072110.htm). To obtain a copy of the article published in the peer-reviewed journal, "Brain Injury," please contact FONAR or use a Web search engine.

Soon after the publication in "Brain Injury," the Company announced the fourth purchase of a FONAR UPRIGHT(R) Multi-Position(TM) MRI by Medserena, of Germany. The CEO of Medserena, Matthias Schulz, said, "From our point of view, here in Germany, the newly published 1200 patient study in `Brain Injury' sets a `new standard of care' for whiplash injury patients."

Mr. Schulz continued, "The first three UPRIGHT(R) MRI centers have had great success. With physicians all over Germany asking about this technology, it has become imperative for us to expand and install a fourth UPRIGHT(R) scanner. This is in spite of an intensely active MRI market in Germany, where there are already many conventional lie-down MRIs installed. The large number of requests coming from our physicians in Germany are arising because of the special medical need for FONAR's unique technology."

"The German people have a long history in science and technology innovation," Mr. Schulz reported, "so we tend to recognize the potential of any new technology quickly. We have been very successful in Germany with the FONAR
UPRIGHT(R) Multi-Position(TM) MRI and its power for scanning patients in multiple upright and recumbent positions because our physicians have quickly appreciated the benefits of this new technology and want their patients to have access to those benefits as soon as possible. With 50% of MRIs being of the spine, it is self-evident that to make a satisfactory imaging diagnosis of the spine, the spine needs to be supporting its normal weight load which the conventional lie-down MRI does not permit."

Mr. Schulz also said, "Automobile whiplash injuries are just as much a problem in Germany as they are in any other industrialized nation. It was with great pleasure that we learned of the July 2010 article in "Brain Injury," that will now make it possible for physicians to visualize these injuries so that the most expedient medical treatment can be provided. This is a huge advantage for the FONAR UPRIGHT(R) Multi-Position(TM) MRI when it competes with other MRI scanners."

NASDAQ NOTICE

On October 14, 2010, the Company  received a notice of  non-compliance  from The
NASDAQ Stock Market, LLC., based upon the Company's non-compliance with the minimum stockholders' equity requirement of $2.5 million for continued listing on The NASDAQ Capital Market, as set forth in NASDAQ Marketplace Listing Rule 5550(b)(1)(the "Rule") (the "Stockholders' Equity Requirement"). The deficiency was noted after the Company filed its Form 10-K on October 13, 2010, for the Fiscal year ended June 30, 2010. In addition, the Company did not meet the alternatives of market value of listed securities or net income from continuing operations.

Under the Rules, the Company has 45 calendar days to submit a plan to regain compliance. If the plan is accepted the NASDAQ Panel will grant an extension of up to 180 calendar days from the date of the letter (October 14, 2010) to evidence compliance. While the Company is hopeful that the Panel will grant its request for continued listing on NASDAQ, there can be no assurance that the Panel will do so.

MATTERS CONCERNING HOLDERS OF FONAR CORPORATION STOCK CERTIFICATES

Recently, many of our shareholders have received letters from CST (Computer Share Trust), www.computershare.com, telephone 800-962-4284. It is very important for investors to respond to these letters or else risk of being subject to state escheatment laws. Essentially, shareholders holding older, pre-reverse stock-split certificates must exchange their old certificates for new ones.

In addition, investors may have changed addresses or appeared to have abandoned their stock. If this could possibly be you, we urge you to contact CST to update your information.

Again please call CST at 800-962-4284.

For more information on FONAR stock please visit: www.fonar.com/invest_faq.htm # For investor and other information visit: www.fonar.com.

UPRIGHT(R) and STAND-UP(R) are registered trademarks and The Inventor of MR Scanning(TM), Full Range of Motion(TM), pMRI(TM), Dynamic(TM), Multi-Position(TM), True Flow(TM), The Proof is in the Picture(TM), Spondylography(TM) Spondylometry(TM) and Upright Radiology(TM) are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

                     FONAR CORPORATION AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                              (000's OMITTED)

ASSETS                                               September 30,  June 30,
                                                         2010          2010
                                                      (UNAUDITED)
Current Assets:                                       -----------    -------
  Cash and cash equivalents                              $ 1,253    $ 1,299
  Marketable securities                                       32         28
  Accounts receivable - net                                4,652      4,821
  Accounts receivable - related parties - net                178          -
  Medical receivables - net                                   12         25
  Management fee receivable - net                          2,593      2,569
  Management fee receivable - related medical
    practices - net                                        1,982      1,922
  Costs and estimated earnings in excess of
    billings on uncompleted contracts                      1,225        277
  Inventories                                              2,535      2,826
  Advances and notes to related medical practices - net       42         83
  Notes receivable - net                                     236        272
  Prepaid expenses and other current assets                  516        553
                                                          ------     ------
        Total Current Assets                              15,256     14,675
                                                          ------     ------

Property and equipment - net                               1,981      2,109
Other intangible assets - net                              4,190      4,291
Other assets                                                 561        554
                                                        --------   --------
        Total Assets                                    $ 21,988   $ 21,629
                                                        ========   ========

                   CONDENSED CONSOLIDATED BALANCE SHEETS
                  LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                              (000's OMITTED)

LIABILITIES                                         September 30,   June 30,
                                                         2010        2010
                                                      (UNAUDITED)
Current Liabilities:                                  ----------   --------
  Current portion of long-term debt and
    capital leases                                       $   590    $   579
  Current portion of long-term debt - related party           90         88
  Accounts payable                                         2,855      3,192
  Other current liabilities                                9,512      8,065
  Unearned revenue on service contracts                    5,070      5,220
  Unearned revenue on service contracts - related parties    165          -
  Customer advances                                        5,366      4,813
  Billings in excess of costs and estimated
    earnings on uncompleted contracts                      1,292      2,743
                                                          ------     ------
      Total Current Liabilities                           24,940     24,700

Long-Term Liabilities:
  Accounts payable                                            62         63
  Due to related medical practices                           228        528
  Long-term debt & capital leases, less current portion    1,422      1,567
  Long-term debt less current portion - related party         49         72
  Other liabilities                                          484        475
                                                          ------     ------
      Total Long-Term Liabilities                          2,245      2,705
                                                          ------     ------
      Total Liabilities                                   27,185     27,405
                                                          ------     ------

                   CONDENSED CONSOLIDATED BALANCE SHEETS
                 LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                              (000's OMITTED)

                                (Continued)

STOCKHOLDERS' DEFICIENCY:

Class A non-voting preferred stock $.0001 par value;
453,000 and 1,600,000 shares authorized at
September 30, 2010 and June 30, 2010, respectively;
313,451 issued and outstanding
at September 30, 2010 and June 30, 2010                     -          -

Preferred stock $.001 par value; 567,000 and
2,000,000 shares authorized at September 30, 2010
and June 30, 2010, respectively;
issued and outstanding - none                               -          -

Common Stock $.0001 par value; 8,500,000 and 30,000,000
shares authorized at September 30, 2010 and June 30, 2010,
respectively; 5,112,458 and 4,985,850 issued at
September 30, 2010 and June 30, 2010, respectively;
5,100,815 and 4,974,207 outstanding at September 30, 2010
and June 30, 2010, respectively                                1          1

Class B Common Stock $ .0001 par value; 227,000 and
800,000 shares authorized at September 30, 2010 and
June 30, 2010, respectively; (10 votes per share), 158 issued
and outstanding at September 30, 2010 and June 30, 2010     -          -

Class C Common Stock $.0001 par value; 567,000 and 2,000,000 shares authorized at September 30, 2010 and June 30, 2010,
respectively; (25 votes per share), 382,513 issued
and outstanding at September 30, 2010 and June 30, 2010     -          -

Paid-in capital in excess of par value                   172,568    172,379
Accumulated other comprehensive loss                         (15)       (19)
Accumulated deficit                                     (176,886)  (177,271)
Notes receivable from employee stockholders                 (190)      (191)
Treasury stock, at cost - 11,643 shares of common stock
  at September 30, 2010 and June 30, 2010                   (675)      (675)
                                                        --------   --------
      Total Stockholders' Deficiency                      (5,197)    (5,776)
                                                        --------   --------
      Total Liabilities and Stockholders' Deficiency    $ 21,988   $ 21,629
                                                        ========   ========

                     FONAR CORPORATION AND SUBSIDIARIES
        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                   (000's OMITTED, except per share data)

                                                  FOR THE THREE MONTHS ENDED
                                                         SEPTEMBER 30,
                                                  --------------------------
                                                       2010         2009
REVENUES                                            --------     --------
  Product sales - net                               $  2,660     $  1,563
  Service and repair fees - net                        2,689        2,757
  Service and repair fees - related parties - net         55           55
  Management and other fees - net                      2,088        1,736
  Management and other fees - related medical
    practices - net                                    1,193          795
  License fees and royalties                              -           585
                                                    --------     --------
     Total Revenues - Net                              8,685        7,491
                                                    --------     --------
COSTS AND EXPENSES
  Costs related to product sales                       2,506        1,657
  Costs related to service and repair fees               665          941
  Costs related to service and repair
    fees - related parties                                14           19
  Costs related to management and other fees           1,313        1,268
  Costs related to management and other
    fees - related medical practices                     739          761
  Research and development                               454          854
  Selling, general and administrative                  2,383        3,233
  Provision for bad debts                                176          180
                                                     --------     --------
     Total Costs and Expenses                          8,250        8,913
                                                    --------     --------
Income (Loss) From Operations                            435      ( 1,422)

Interest Expense                                     (    94)     (    79)
Interest Expense - Related Parties                   (     4)     (    14)
Investment Income                                         38           87
Interest Income - Related Party                            1            4
Other Income                                               9           33
Loss on Note Receivable                                   -       (   350)
                                                    --------     --------
NET INCOME (LOSS)                                   $    385     $( 1,741)
                                                    ========     ========

Net Income (Loss) Available to Common Stockholders  $    363     $( 1,741)
                                                    ========     ========
Basic Net Income (Loss) Per Common Share            $   0.07     $  (0.35)
                                                    ========     ========
Diluted Net Income (Loss) Per Common Share          $   0.07     $  (0.35)
                                                    ========     ========
Basic and Diluted Income Per Share - Common C       $   0.02         N/A
                                                    ========     ========
Weighted Average Basic Shares Outstanding           5,012,245    4,907,942
                                                    =========    =========
Weighted Average Diluted Shares Outstanding         5,139,749    4,907,942
                                                    =========    =========